    As filed with the Securities and Exchange Commission on March 13, 2000
                                                     Registration No. 333-95793
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ---------------------
                                   FORM SB-2
                                AMENDMENT NO. 2

                                       to
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ---------------------
                                MEDIABAY, INC.
            (Exact name of registrant as specified in its charter)

             Florida                           5961                       65-0429858
(State or other jurisdiction of      (Primary standard industrial        (IRS employer
incorporation or organization)          classification number)       identification number)

                            ---------------------
                              20 Community Place
                         Morristown, New Jersey 07960
                                (973) 539-9528
         (Address and telephone number of principal executive offices)
                            ---------------------
                              20 Community Place
                             Morristown, NJ 07960
                   (Address of principal place of business)
                            ---------------------
                   Michael Herrick, Chief Executive Officer
                                MediaBay, Inc.
                              20 Community Place
                         Morristown, New Jersey 07960
                                (973) 539-9528
           (Name, address and telephone number of agent for service)
                             ---------------------
                                  Copies to:

     Robert J. Mittman, Esq.                           Stephen T. Burdumy, Esq.
Blank Rome Tenzer Greenblatt LLP          Klehr, Harrison, Harvey, Branzburg & Ellers LLP
    The Chrysler Building                               260 S. Broad Street
     405 Lexington Avenue                             Philadelphia, PA 19102-5003
      New York, NY 10174                              Telephone No. (215) 569-4646
 Telephone No. (212) 885-5000                        Telecopier No. (215) 568-6603
Telecopier No. (212) 885-5001

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers.

     The Florida Business Corporation Act (the "Florida Act") contain provisions entitling the Registrant's directors and officers to indemnification from judgments, settlements, penalties, fines, and reasonable expenses (including attorney's fees) as the result of an action or proceeding in which they may be involved by reason of having been a director or officer of the Registrant. In its Articles of Incorporation, the Registrant has included a provision that limits, to the fullest extent now or hereafter permitted by the Florida Act, the personal liability of its directors to the Registrant or its shareholders for monetary damages arising from a breach of their fiduciary duties as directors. Under the Florida Act as currently in effect, this provision limits a director's liability except where such director breaches a duty. The Registrant's Articles of Incorporation and By-Laws provide that the Registrant shall indemnify, and upon request shall advance expenses to, its directors and officers to the fullest extent permitted by the Florida Act. The Florida Act provides that no director or officer of the Registrant shall be personally liable to the Registrant or its shareholders for damages for breach of any duty owed to the Registrant or its shareholders, except for liability for (i) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) any unlawful payment of a dividend or unlawful stock repurchase or redemption in violation of the Florida Act, (iii) any transaction from which the director received an improper personal benefit or (iv) a violation of a criminal law. This provision does not prevent the Registrant or its shareholders from seeking equitable remedies, such as injunctive relief or rescission. If equitable remedies are found not to be available to shareholders in any particular case, shareholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

     The Registrant has entered into indemnification agreements with certain employees, officers and consultants. Pursuant to the terms of the indemnity agreements, the Registrant has agreed to indemnify, to the fullest extent permitted under applicable law, against any amounts which the employee, officer or consultant may become legally obligated to pay in connection with any claim arising from or out of the actions of the employee, officer or consultant, in connection with any services performed by or on behalf of our company and certain expenses related thereto; provided, however, that the employee, officer or consultant shall reimburse the Registrant for such amounts if the such individual is found, as finally judicially determined by a court of competent jurisdiction, not to have been entitled to such indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1993, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by-law, contract, arrangement, statute or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Reference is made to the Underwriting Agreement, the proposed form of which is filed as Exhibit 1.1, pursuant to which the underwriter agrees to indemnify the directors and certain officers of the Registrant and certain other persons against certain civil liabilities.

Item 25. Other Expenses of Issuance and Distribution.


     The following table sets forth the expenses (other than the underwriting discounts and commissions and the Underwriter's Non-Accountable Expense Allowance) expected to be incurred in connection with the issuance and distribution of the securities being reistered.




SEC Registration ......................    $ 14,573
NASD Filing Fee .......................    $  6,020
Legal Fees and Expenses* ..............    $400,000
Printing and Engraving Costs* .........    $150,000
Accounting Fees* ......................    $100,000
Transfer Agent Fees*...................    $  3,000
Miscellaneous* ........................    $226,407
                                           --------
  Total ...............................    $900,000
                                           ========


------------
 * Estimated
** To be provided by amendment.


Item 26. Recent Sales of Unregistered Securities.


     The Registrant has made the following sales of unregistered securities in the past three years:


     (i) On March 18, 1998, the Registrant sold to Carl Wolf an option to purchase 50,000 shares of common stock. The Registrant granted to Mr. Wolf the right to purchase a second option to purchase an additional 25,000 shares. The price to purchase the second option was $25,000. The Registrant relied on the exemption offered by Section 4(2) under the Securities Act of 1993 for a transaction by an issuer not involving a public offering.


     (ii) In September 1998, Mr. Wolf exercised his right to purchase the second option referred to in (i) above. The Registrant relied on the exemption offered by Section 4(2) under the Securities Act for a transaction by an issuer not involving a public offering.


     (iii) On April 17, 1998, the Registrant issued to 800 Long Distance, Inc. an option to purchase 21,600 shares of common stock as consideration for costs incurred in transferring certain toll-free telephone numbers to the Registrant. The option was valued at $2.50 per share. The Registrant relied on the exemption from registration offered by Section 4(2) under the Securities Act for a transaction by an issuer not involving a public offering.


     (iv) On May 30, 1998, the Registrant issued to an individual an option to purchase 20,000 shares of common stock as consideration for the acquisition of the URLs www.audiobook.com and www.audiobook.net. The option was valued at $2.50 per share. The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.


     (v) In November 1998, the Registrant issued a warrant to purchase 25,000 shares of common stock pursuant to a consulting agreement under which the consultant provided services and advice relating to acquisitions proposed at that time. The Registrant valued the consultant's services at $48,750. The Registrant relied on the exemption from registration offered by Section 4(2) under the Securities Act for a transaction by an issuer not involving a public offering.


     (vi) In December 1998, the Registrant issued 425,000 shares of common stock valued at $12.875 per share and options to purchase an additional 175,000 shares of common stock in connection with its acquisition of Radio Spirits, Inc. The Registrant granted the holders of these shares the right to require it to repurchase up to 175,000 of these shares under certain circumstances, commencing December 2001 at prices ranging from $4.00 to $12.00 per share. The Registrant relied on the exemption from registration offered by Section 4(2) under the Securities Act for a transaction by an issuer not involving a public offering.

     (vii) In December 1998, the Registrant issued options to purchase 25,000 shares to two individuals as consideration for entering into consulting agreements. The Registrant relied on the exemption from registration offered by
Section 4(2) under the Securities Act for a transaction by an issuer not involving a public offering.


     (viii) In December 1998, the Registrant issued 50,000 shares of common stock valued at $12.875 per share and options to purchase an additional 50,000 shares of common stock as partial consideration for its acquisition of the assets used by Metacom, Inc. in connection with its "Adventures in Cassettes" business of licensing, producing, marketing and selling old time radio programs. The Registrant granted the holders of the 50,000 shares the right, under certain circumstances, to require it to repurchase the 50,000 shares between the December 2001 and December 2008 at a price of $10.00 per share. The Registrant relied on the exemption from registration offered by Section 4(2) under the Securities Act for a transaction by an issuer not involving a public offering.


     (ix) In December 1998, the Registrant issued 125,000 shares of common stock valued at $12.875 per share as partial consideration for its acquisition of the assets used by Premier Electronic Laboratories, Inc. in connection with its business of producing, marketing and selling old time radio and classic video programs. The Registrant granted the holders of these shares the right, under certain circumstances, to require it to repurchase the shares between December 2000 and December 2008 at a price of $15.00 per share. The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.


     (x) In December 1998, the Registrant issued to The Columbia House Company, Sony Music Entertainment Inc. and WCI Record Club Inc. an aggregate of 325,000 shares of common stock valued at $11.625 per share and warrants to purchase an additional 100,000 shares of common stock in connection with its acquisition of Columbia House's Audiobook Club. The Registrant granted the holders of the 325,000 shares the right to require it to repurchase these shares, under certain circumstances, commencing December 2004 at a price of $15.00 per share. The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.


     (xi) In December 1998, the Registrant issued three-year warrants to purchase an aggregate of 196,800 shares of common stock per share as partial consideration to the lenders for providing a credit facility which warrants have been subsequently adjusted pursuant to their anti-dilution provisions. The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.


     (xii) In December 1998, the Registrant issued to its Chairman a $15,000,000 principal amount convertible note due December 31, 2004 and five-year warrants to purchase 500,000 shares of common stock. The Registrant also agreed that if the note is refinanced, repaid or replaced, it will issue to its Chairman, warrants to purchase an additional 350,000 shares. The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.


     (xiii) In February 1999, the Registrant granted to an employee five year options to purchase 158,000 shares of common stock as consideration for entering into an agreement employment. The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.


     (xiv) In March 1999, the Registrant granted to a law firm five year warrants to purchase 20,000 shares of common stock as partial payment for legal services provided in the acquisitions. The warrants were valued at $2.46 using the Black-Scholes valuation model. The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.


     (xv) In April 1999, the Registrant completed the sale of 750,000 shares of common stock to a qualified institutional buyer, as that term is defined under Rule 144A under the Securities Act, for $8,250,000 and issued warrants to purchase 50,000 shares in connection with a consulting agreement. The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.

     (xvi) In June 1999, the Registrant sold 50,000 shares of common stock for gross proceeds of $550,000 to three qualified institutional buyers. The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.

     (xvii) In June 1999, in connection with an additional bank loan to partly finance an acquisition, the Registrant granted the lenders three-year warrants to purchase up to 119,546 shares of common stock which warrants have been subsequently adjusted pursuant to their anti-dilution provisions. The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.

     (xviii) In June 1999, the Registrant issued a $4,350,000 principal amount convertible promissory note to its Chairman for $4,350,000. The Registrant also agreed that if the note is refinanced, repaid or replaced, it will issue to its Chairman warrants to purchase 125,000 shares of common stock as partial consideration for the financing. The Registrant relied on the exemption from registration offered by Section 4(2) under the Securities Act for a transaction by an issuer not involving a public offering.

     (xix) In July 1999, the Registrant sold 540,000 shares of common stock to three qualified institutional buyers for $7,020,000. The Registrant relied on the exemption from registration offered by Section 4(2) under the Securities Act for a transaction by an issuer not involving a public offering.

     (xx) In August 1999, the Registrant sold 700,000 shares of common stock to a qualified institutional buyer for $9,100,000. The Registrant relied on the exemption from registration offered by Section 4(2) under the Securities Act for a transaction by an issuer not involving a public offering.

     (xxi) In August 1999, the Registrant issued 17,977 shares of common stock upon conversion of $200,000 principal amount of a convertible note. The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.

     (xxii) In September 1999, the Registrant issued to its Chairman warrants to purchase 265,000 shares of common stock as described in (xii). The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.

     (xxiii) In October 1999, the Registrant issued 21,600 shares of common stock upon exercise of an outstanding option. The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.

     (xxiv) In December 1999 and January 2000, the Registrant issued $2,000,000 principal amount convertible promissory notes to its Chairman's son for $2,000,000. The Registrant relied on the exemption from registration offered by
Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.

     (xxv) In December 1999 and January 2000, the Registrant issued 379,662 shares of common stock upon conversion of convertible notes. The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.

     (xxvi) in January 2000, the Registrant issued warrants to purchase 340,000 shares to an accredited investor. .


     (xxvii) From October 1997 through the date of this prospectus, the Registrant issued options to purchase 3,913,750 shares of common stock under its 1997 Stock Option Plan and 1999 Stock Incentive Plan. The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering. The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.


     (xxviii) In January 2000, the Registrant issued warrants to purchase 300,000 shares of common stock as consideration for public relations consulting services. The Registrant relied on the exemption from registration offered by
Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.

     (xxix) In February 2000, the Registrant issued 53,932 shares of common stock upon conversion of $600,000 principal amount of a convertible note. The Registrant relied on the exemption from registration offered by Section 4(2) of the Securities Act for a transaction by an issuer not involving a public offering.

Item 27. Exhibits.




EXHIBIT NO.       DESCRIPTION
-----------       -----------
   1.1            Form of Underwriting Agreement between the Registrant and the Underwriters.
   3.1            Restated Articles of Incorporation of the Registrant.+
   3.2            Articles of Amendment to Articles of Incorporation.++++++++
   3.3            Articles of Amendment to Articles of Incorporation.*
   3.4            Amended and Restated By-Laws of the Registrant.*
   5.1            Opinion of Blank Rome Tenzer Greenblatt LLP
  10.1            Employment Agreement between the Registrant and Norton Herrick.*
  10.2            Employment Agreement between the Registrant and Michael Herrick.+
  10.3            Employment Agreement between the Registrant and Jesse Faber.*
  10.4            Employment Agreement between the Registrant and Stephen McLaughlin.+++++
  10.5            Employment Agreement between the Registrant and Howard Herrick.+
  10.6            Employment Agreement between the Registrant and John Levy.*
  10.7            Employment Agreement between our subsidiary and Carl Amari.+++++
  10.8            Supplemental Agreement, dated as of December 11, 1998, by and among the Registrant,
                  Classic Radio Holding Corp. (now Radio Spirits, Inc.), Radio Spirits, Inc. and Carl
                  Amari.+++
  10.9            Put Agreement, dated as of December 11, 1998, by and between the Registrant and Premier
                  Electronic Laboratories, Inc.+++++
  10.10           Registration and Shareholder Rights Agreement, dated as of December 30, 1998, by and among the Registrant and The Columbia House Company, WCI Record Club Inc. and Sony
                  Music Entertainment Inc.+++++
  10.11           $2,776,250 Principal Amount 9% Convertible Senior Subordinated Promissory Note of the
                  Registrant to Norton Herrick due December 31, 2004.*
  10.12           $4,800,000 Principal Amount 9% Convertible Senior Subordinated Promissory Note of the
                  Registrant to ABC Investment, L.L.C. due December 31, 2004.*
  10.13           Modification Letter, dated December 31, 1998, among Norton Herrick, the Registrant and
                  Fleet National Bank+++++
  10.14           Security Agreement, dated as of December 31, 1998, by and among the Registrant, Classic
                  Radio Holding Corp. and Classic Radio Acquisition Corp. and Norton Herrick.+++++
  10.15           Credit Agreement, dated as of December 31, 1998, among the Registrant and Fleet National
                  Bank.+++++
  10.16           Amendment and Supplement No. 1 to Credit Agreement dated June 14, 1999 by and among the Registrant, Fleet National Bank, as administrative agent, and ING (U.S.) Capital
                  Corporation.+++++++
  10.17           Security Agreement, dated as of December 31, 1998, from the Registrant, ABC Internet
                  Services, Inc., Classic Radio Holding Corp., Classic Radio Acquisition Corp., ABC
                  Investment Corp., and CH Acquisitions Corp. as grantors to Fleet National Bank as administrative agent.+++++
  10.18           1997 Stock Option Plan+
  10.19           1999 Stock Incentive Plan++++++
  21.1            Subsidiaries of the Company.*
  23.1            Consent of Deloitte & Touche LLP*
  23.2 (a)        Consent of KPMG LLP*

EXHIBIT NO.       DESCRIPTION
-----------       -----------
    23.2(b)       Consent of KPMG LLP*
    23.3          Consent of BD&A Certified Public Accountants, Ltd.*
    23.4          Consent of PricewaterhouseCoopers LLP.*
    23.5          Consent of Blank Rome Tenzer Greenblatt LLP (included in opinion filed as Exhibit 5)
    24.1          Power of Attorney (included in the signature page of this Registration Statement).*
    27.1          Financial Data Schedule (SEC use only).


------------

*        Previously filed


+ Incorporated by reference to the applicable exhibit contained in our Registration Statement on Form SB-2 (file no. 333-30665) effective October 22, 1997.

++ Incorporated by reference to the applicable exhibit contained in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

+++ Incorporated by reference to the applicable exhibit contained in our Current Report on Form 8-K for reportable event dated December 14, 1998.

++++ Incorporated by reference to the applicable exhibit contained in our Current Report on Form 8-K dated January 13, 1999.

+++++ Incorporated by reference to the applicable exhibit contained in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

++++++ Incorporated by reference to the applicable exhibit contained in our Proxy Statement dated February 23, 1999.

+++++++ Incorporated by reference to the applicable exhibit contained in our Current Report on Form 8-K dated June 29, 1999.

++++++++ Incorporated by reference to the applicable exhibit contained in our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1999.


Item 28. Undertakings.

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned Registrant hereby undertakes for the purpose of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Securities and Exchange Commission declares it effective; and for the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and treat that offering of the securities at that time as the initial bonafide offering of those securities.

                                  SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Morristown, State of New Jersey, on March 13, 2000.

                                 MEDIABAY, INC.



                                 By: /s/ Norton Herrick
                                   ------------------------------------
                                   Norton Herrick
                                   Chairman and Director






          Signature                                  Title                             Date
          ---------                                  -----                             ----
/s/ Norton Herrick              Director and Chairman (Principal Executive       March 13, 2000
-------------------------       Officer)
Norton Herrick

              *                 Director, Chief Executive Officer and            March 13, 2000
-------------------------       President (Principal Executive Officer)
Michael Herrick

              *                 Director and President of Audio Book Club,       March 13, 2000
-------------------------       Inc.
Jesse Faber

              *                 Director and Executive Vice President            March 13, 2000
-------------------------
Howard Herrick

              *                 Executive Vice President and Chief Financial     March 13, 2000
-------------------------       Officer (Principal Financial and Accounting
John F. Levy                    Officer)


              *                 Director and President of Radio Operations       March 13, 2000
-------------------------
Carl P. Amari

              *                 Director                                         March 13, 2000
-------------------------
Carl T. Wolf

              *                 Director                                         March 13, 2000
-------------------------
Roy Abrams

/s/ Norton Herrick
-------------------------
   Norton Herrick
  (Attorney-in-fact)



* By Attorney

                                 EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
-----------       -----------
   1.1            Form of Underwriting Agreement between the Registrant and the Underwriters.
   3.1            Restated Articles of Incorporation of the Registrant.+
   3.2            Articles of Amendment to Articles of Incorporation.++++++++
   3.3            Articles of Amendment to Articles of Incorporation.*
   3.4            Amended and Restated By-Laws of the Registrant.*
   5.1            Opinion of Blank Rome Tenzer Greenblatt LLP
  10.1            Employment Agreement between the Registrant and Norton Herrick.*
  10.2            Employment Agreement between the Registrant and Michael Herrick.+
  10.3            Employment Agreement between the Registrant and Jesse Faber.*
  10.4            Employment Agreement between the Registrant and Stephen McLaughlin.+++++
  10.5            Employment Agreement between the Registrant and Howard Herrick.+
  10.6            Employment Agreement between the Registrant and John Levy.*
  10.7            Employment Agreement between our subsidiary and Carl Amari.+++++
  10.8            Supplemental Agreement, dated as of December 11, 1998, by and among the Registrant,
                  Classic Radio Holding Corp. (now Radio Spirits, Inc.), Radio Spirits, Inc. and Carl
                  Amari.+++
  10.9            Put Agreement, dated as of December 11, 1998, by and between the Registrant and Premier
                  Electronic Laboratories, Inc.+++++
  10.10           Registration and Shareholder Rights Agreement, dated as of December 30, 1998, by and among the Registrant and The Columbia House Company, WCI Record Club Inc. and Sony
                  Music Entertainment Inc.+++++
  10.11           $2,776,250 Principal Amount 9% Convertible Senior Subordinated Promissory Note of the
                  Registrant to Norton Herrick due December 31, 2004.*
  10.12           $4,800,000 Principal Amount 9% Convertible Senior Subordinated Promissory Note of the
                  Registrant to ABC Investment, L.L.C. due December 31, 2004.*
  10.13           Modification Letter, dated December 31, 1998, among Norton Herrick, the Registrant and
                  Fleet National Bank+++++
  10.14           Security Agreement, dated as of December 31, 1998, by and among the Registrant, Classic
                  Radio Holding Corp. and Classic Radio Acquisition Corp. and Norton Herrick.+++++
  10.15           Credit Agreement, dated as of December 31, 1998, among the Registrant and Fleet National
                  Bank.+++++
  10.16           Amendment and Supplement No. 1 to Credit Agreement dated June 14, 1999 by and among the Registrant, Fleet National Bank, as administrative agent, and ING (U.S.) Capital
                  Corporation.+++++++
  10.17           Security Agreement, dated as of December 31, 1998, from the Registrant, ABC Internet
                  Services, Inc., Classic Radio Holding Corp., Classic Radio Acquisition Corp., ABC
                  Investment Corp., and CH Acquisitions Corp. as grantors to Fleet National Bank as administrative agent.+++++
  10.18           1997 Stock Option Plan+
  10.19           1999 Stock Incentive Plan++++++
  21.1            Subsidiaries of the Company.*
  23.1            Consent of Deloitte & Touche LLP*
  23.2 (a)        Consent of KPMG LLP*

EXHIBIT NO.       DESCRIPTION
-----------       -----------
   23.2(b)        Consent of KPMG LLP*
    23.3          Consent of BD&A Certified Public Accountants, Ltd.*
    23.4          Consent of PricewaterhouseCoopers LLP.*
    23.5          Consent of Blank Rome Tenzer Greenblatt LLP (included in opinion filed as Exhibit 5)
    24.1          Power of Attorney (included in the signature page of this Registration Statement).*
    27.1          Financial Data Schedule (SEC use only).


------------

*         Previously filed


+ Incorporated by reference to the applicable exhibit contained in our Registration Statement on Form SB-2 (file no. 333-30665) effective October 22, 1997.

++ Incorporated by reference to the applicable exhibit contained in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

+++ Incorporated by reference to the applicable exhibit contained in our Current Report on Form 8-K for reportable event dated December 14, 1998.

++++ Incorporated by reference to the applicable exhibit contained in our Current Report on Form 8-K dated January 13, 1999.

+++++ Incorporated by reference to the applicable exhibit contained in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

++++++ Incorporated by reference to the applicable exhibit contained in our Proxy Statement dated February 23, 1999.

+++++++ Incorporated by reference to the applicable exhibit contained in our Current Report on Form 8-K dated June 29, 1999.

++++++++ Incorporated by reference to the applicable exhibit contained in our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1999.